SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Brown & Brown, Inc.

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March 18, 2002

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Brown & Brown, Inc. (the “Company”), which will be held in the Atlantic Room of the Hilton Daytona Beach Oceanfront Resort, 2637 S. Atlantic Avenue, Daytona Beach, Florida, on Thursday, April 25, 2002, at 9:00 a.m.

The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

Your continuing interest in the business of the Company is gratefully acknowledged. We hope many shareholders will attend the Meeting.

Sincerely,

J. Hyatt Brown Chairman of the Board, President and Chief Executive Officer

BROWN & BROWN, INC.

220 South Ridgewood Avenue Daytona Beach, Florida 32114	401 E. Jackson Street, Suite 1700 Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2002

The Annual Meeting of Shareholders of Brown & Brown, Inc. will be held in the Atlantic Room of the Hilton Daytona Beach Oceanfront Resort, 2637 S. Atlantic Avenue, Daytona Beach, Florida, on Thursday, April 25, 2002, at 9:00 a.m., for the following purposes:

1.	To elect nine (9) nominees to the Company’s Board of Directors; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 4, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not they intend to be present at the meeting.

By Order of the Board of Directors

Laurel L. Grammig Secretary

Tampa, Florida
March 18, 2002

BROWN & BROWN, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This Proxy Statement is first being sent to shareholders on or about March 18, 2002 in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc., to be voted at the Annual Meeting of Shareholders to be held in the Atlantic Room of the Hilton Daytona Beach Oceanfront Resort, 2637 S. Atlantic Avenue, Daytona Beach, Florida at 9:00 a.m. on Thursday, April 25, 2002, and at any adjournment thereof (the “Meeting”). The close of business on March 4, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, we had outstanding 63,295,076 shares of $.10 par value common stock, entitled to one vote per share.

Shares represented by duly executed proxies in the accompanying form that we receive prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the directors. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to our Secretary; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by our transfer agent, First Union National Bank, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

A shareholder who abstains from voting on any proposal will be included in the number of shareholders present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees for director or any other proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion.

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications, Inc. may solicit proxies on our behalf at an approximate cost of $4,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. We will pay all of the costs of solicitation of proxies.

Our executive offices are located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (386) 252-9601) and 401 East Jackson Street, Suite 1700, Tampa, Florida 33602 (telephone number (813) 222-4100).

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 4, 2002, information as to our common stock beneficially owned by (1) each of our directors, (2) each executive officer named in the Summary Compensation Table, (3) all of our directors and executive officers as a group, and (4) any person who we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock:

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)(2)(3)	PERCENT OF TOTAL
J. Hyatt Brown(4)	10,891,244	17.2%
220 South Ridgewood Avenue
Daytona Beach, Florida 32114
Samuel P. Bell, III(5)	6,800	*
C. Roy Bridges(6)	167,508	*
Bradley Currey, Jr.	144,100	*
Jim W. Henderson(7)	564,431	*
Theodore J. Hoepner	6,000	*
David H. Hughes	10,000	*
Toni Jennings	1,324	*
Kenneth D. Kirk(8)	666,918	1.1%
John R. Riedman	20,000	*
Thomas E. Riley	185,640	*
Jan E. Smith(9)	3,400	*
T. Rowe Price Associates, Inc.(10)	5,417,800	8.6%
100 E. Pratt Street
Baltimore, MD 21202
All directors and executive
officers as a group (18 persons)	13,113,251	20.7%

*	Less than 1%
(1)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. All share amounts, percentages and share values have been adjusted to reflect any applicable stock splits effected by us.

(2)
The number and percentage of shares owned by the following persons include the indicated number of shares owned through our 401(k) Plan as of December 31, 2001: Mr. Bridges—19,302; Mr. Henderson—238,447; Mr. Kirk—0; Mr. Riley—30,148; all directors and officers as a group—327,618. The number and percentage of shares owned by the following persons also include the indicated number of shares which such persons have been granted under our stock performance plan as of December 31, 2001 and which have satisfied the first condition for vesting: Mr. Bridges—89,400; Mr. Henderson—107,300; Mr. Kirk—106,220; Mr. Riley—107,300; all directors and officers as a group—705,728. These stock performance plan shares have voting and dividend rights, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture. See “Executive Compensation—Long-Term Incentive Plans—Awards in Last Fiscal Year.”

(3)
Also includes any options exercisable within 60 days of December 31, 2001 granted to directors and officers under our incentive stock option plan. On April 21, 2000, the indicated number of options were granted to the following persons under the incentive stock option plan: Mr. Henderson—239,116; Mr. Bridges—195,664; Mr. Kirk—67,464; Mr. Riley—126,744; all directors and officers as a group—915,716. Of these granted amounts, 10,340 options became exercisable by each of the above-named persons and the underlying shares are therefore deemed to be beneficially owned. An additional 10,340 options will become exercisable by each such person on April 21, 2002.

(4)	All shares are beneficially owned jointly with Mr. Brown’s spouse, either directly or indirectly, and these shares have shared voting and investment power.
(5)	All shares are held in joint tenancy with Mr. Bell’s spouse, and these shares have shared voting and investment power.
(6)
Mr. Bridges’ ownership includes 6,080 shares held in joint tenancy with Mr. Bridges’ spouse, which shares have shared voting and investment power. Mr. Bridges’ ownership also includes 1,250 shares owned by his spouse, as to which he disclaims beneficial ownership.

(7)	Mr. Henderson’s ownership includes 179,224 shares held in joint tenancy with Mr. Henderson’s spouse, which shares have shared voting and investment power.
(8)	Mr. Kirk’s ownership includes 550,358 shares held in a revocable family trust for which Mr. Kirk and his spouse serve as Trustees.
(9)	Mr. Smith’s ownership includes 1,400 shares owned by his spouse, as to which he disclaims beneficial ownership.
(10)
Based upon information contained in a report filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the Securities and Exchange Commission, these securities are owned by various individuals and institutional investors, including T. Rowe Price Small-Cap Value Fund (which owns 2,123,500 shares, representing 3.4% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Under Securities and Exchange Commission rules, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims beneficial ownership of such securities.

MANAGEMENT

Directors and Executive Officers

Set forth below is certain information concerning our directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.

NAME	POSITIONS	AGE	YEAR FIRST BECAME A DIRECTOR
J. Hyatt Brown	Chairman of the Board, President and	64	1993
	Chief Executive Officer
Jim W. Henderson	Executive Vice President, Assistant	55	1993
	Treasurer and Director
Samuel P. Bell, III	Director	62	1993
Bradley Currey, Jr.	Director	71	1995
Theodore J. Hoepner	Director	60	1994
David H. Hughes	Director	58	1997
Toni Jennings	Director	52	1999
John R. Riedman	Director	73	2001
Jan E. Smith	Director	62	1997
C. Roy Bridges	Regional Executive Vice President	52	—
Linda S. Downs	Regional Executive Vice President	51	—
Kenneth D. Kirk	Regional Executive Vice President	41	—
J. Scott Penny	Regional Executive Vice President	35	—
Thomas E. Riley	Regional Executive Vice President	46	—
Cory T. Walker	Vice President, Chief Financial	44	—
	Officer and Treasurer
Laurel L. Grammig	Vice President, Secretary and General	43	—
	Counsel
Thomas M. Donegan, Jr.	Vice President, Assistant Secretary and	31	—
	Assistant General Counsel
M. Catherine Wellman	Vice President, Assistant Secretary and	28	—
	Assistant General Counsel

J. Hyatt Brown.    Mr. Brown has been our President and Chief Executive Officer since 1993, and the Chairman of the Board of Directors since 1994. Mr. Brown was President and Chief Executive Officer of our predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of SunTrust Banks, Inc., SunTrust Bank/East Central Florida, International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation, Rock-Tenn Company, and SCPIE Holdings Inc., each a publicly held company. He also serves on the Board of Trustees of Stetson University, of which he is a past Chairman, and serves as a member of the YMCA Advisory Board, the March of Dimes Board of Directors, and the Salvation Army Advisory Council. He is also the Secretary of the Council of Insurance Agents and Brokers.

Jim W. Henderson.    Mr. Henderson served as our Senior Vice President from 1993 to 1995, and was elected Executive Vice President in 1995. He served as Senior Vice President of our predecessor corporation from 1989 to 1993, and as Chief Financial Officer from 1985 to 1989.

Samuel P. Bell, III.    Mr. Bell has been a shareholder of the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since January 1, 1998 and also serves as Of Counsel to the law firm of Cobb Cole & Bell. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell. He has served as counsel to us and our predecessor corporation since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

Bradley Currey, Jr.    Mr. Currey served as Chief Executive Officer of Rock-Tenn Company, a manufacturer of packaging and recycled paperboard products, from 1989 to 1999 and as Chairman of the Board of Rock-Tenn Company from 1993 to January 31, 2000, when he retired. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn Company. Mr. Currey is a member of the Board of Directors and the Executive Committee of Rock-Tenn Company; the Board of Directors, the Executive Committee and the Compensation Committee of Genuine Parts Company; and the Board of Directors of Enzymatic Deinking Technologies, Inc. Mr. Currey is Trustee Emeritus and a past Chairman of the Board of Trustees of Emory University. He is also a past Chairman of the Federal Reserve Bank of Atlanta.

Theodore J. Hoepner.    Mr. Hoepner has been Vice Chairman of SunTrust Banks, Inc. since 2000. From 1995 to 2000, Mr. Hoepner served as Chairman of the Board, President and Chief Executive Officer of SunTrust Banks, Inc. f/k/a SunTrust Banks of Florida, Inc. From 1990 through 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

David H. Hughes.    Mr. Hughes has been Chief Executive Officer of Hughes Supply, Inc., a publicly held business-to-business distributor of construction and industrial supplies, since 1974, and has been Chairman of the Board since 1986. Mr. Hughes is a member of the Board of Directors of SunTrust Banks, Inc. and Darden Restaurants, Inc., a publicly-held company.

Toni Jennings.    Ms. Jennings has been President of Jack Jennings & Sons, Inc., a commercial construction firm based in Orlando, Florida, since 1982. Ms. Jennings also serves as Secretary and Treasurer of Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida. Ms. Jennings was a member of the Florida Senate from 1980 to 2000, and President of the Florida Senate from 1996 to 2000. She previously served in the Florida House of Representatives from 1976 to 1980. She currently serves on the Salvation Army Advisory Board, the Rollins College Board of Trustees and the Board of Directors of SunTrust Bank/Central Florida, Hughes Supply, Inc. and the Florida Chamber of Commerce.

John R. Riedman.    Mr. Riedman was elected to our Board of Directors in January 2001. He has served as Chairman of Riedman Corporation, based in Rochester, New York, since 1992. In January 2001, we acquired the insurance agency operations of Riedman Corporation, at which time Mr. Riedman joined us as an Executive Vice President and was elected as Vice Chairman of Brown & Brown of New York, Inc., one of our subsidiaries. Mr. Riedman is a Trustee and Finance Committee member of ViaHealth, a Rochester-based healthcare services network; an honorary Trustee of WXXI Public Broadcasting Corporation; and a member of the Executive Committee of the Greater Rochester Chamber of Commerce. He serves as President of 657 East Avenue Corp. (a subsidiary of Rochester Museum and Science Center) and of the Monroe County Sheriff’s Foundation, and as Chairman of the Greater Rochester Sports Authority. He serves on the Board of Directors of High Falls Brewing Company; Sage, Rutty & Company, Inc., a Rochester-based financial services firm; the New York State Thruway Authority; and the New York State Canal Corporation. Mr. Riedman also served as a director and Chairman of the Audit Committee of Fleet Financial Group, a publicly-held company, from 1988 to 1999.

Jan E. Smith.    Mr. Smith has served as President of Jan Smith & Company, a commercial real estate and business investment firm, since 1978. Mr. Smith is also the managing general partner of Ramblers Rest Resort, Ltd., a recreational vehicle park in Venice, Florida, and President of Travel Associates, Inc. Mr. Smith serves on the Board of Directors of SunTrust Bank/Gulf Coast and is a member of the University of South Florida Foundation Board of Trustees. He also serves as a member of the Florida Education Governance Reorganization Transition Task Force and as a member of the Tampa Bay Business Hall of Fame. He is a past member of the Advisory Council of the Federal Reserve Bank of Atlanta.

C. Roy Bridges.    Mr. Bridges was elected as one of our Regional Executive Vice Presidents in January 2002. Since 1998, Mr. Bridges has overseen our profit center operations in northern and western Florida, as well as in Louisiana and Oklahoma. Prior to undertaking his current duties, Mr. Bridges served as profit center manager of our Ft. Myers, Florida retail office from 1993 to 1998. Mr. Bridges also served as profit center manager of our Tampa, Florida retail office from 1998 to 2001 and was previously the profit center manager of our Brooksville, Florida retail office.

Linda S. Downs.    Ms. Downs was elected as one of our Regional Executive Vice Presidents in January 2002. Since 1998, Ms. Downs has overseen various profit center operations for us, including operations in central Florida, Tennessee, and Virginia, as well as our professional and commercial insurance programs. Prior to undertaking her current duties, Ms. Downs served as profit center manager of our Orlando, Florida retail office from 1980 to 1998.

Kenneth D. Kirk.    Mr. Kirk was elected as one of our Regional Executive Vice Presidents in January 2002. Since 1995, Mr. Kirk has overseen our profit center operations in Arizona, California, Colorado, New Mexico, Nevada, Washington and Wyoming, as well as in El Paso, Texas. Prior to undertaking his current duties, Mr. Kirk served as profit center manager of our Phoenix, Arizona retail office from 1995 to 2000.

J. Scott Penny.    Mr. Penny was elected as one of our Regional Executive Vice Presidents in January 2002. Mr. Penny oversees our profit center operations in Indiana, Iowa, Ohio, Michigan, Minnesota, North Dakota and Wisconsin. Since 1999, Mr. Penny has served as profit center manager of our Indianapolis, Indiana retail office. Prior to that, Mr. Penny served as profit center manager of our Jacksonville, Florida retail office from 1997 to 1999.

Thomas E. Riley.    Mr. Riley was elected as one of our Regional Executive Vice Presidents in January 2002. Since 1999, Mr. Riley has overseen our profit center operations in southeastern Florida, as well as in Connecticut, New Jersey, New York and Pennsylvania. Prior to undertaking his current duties, Mr. Riley served as profit center manager of our Fort Lauderdale, Florida retail office from 1992 to 2001 and served as Chief Financial Officer from 1990 to 1991.

Cory T. Walker.    Mr. Walker has been our Vice President, Treasurer and Chief Financial Officer since 2000. Mr. Walker previously served as our Vice President and Chief Financial Officer from 1992 to 1994. Between 1995 and 2000, Mr. Walker served as profit center manager for our Oakland, California retail office. Before joining us, Mr. Walker was a Senior Audit Manager for Ernst & Young LLP.

Laurel L. Grammig.    Ms. Grammig has been our Vice President, Secretary and General Counsel since 1994. Before joining us, Ms. Grammig was a partner of the law firm of Holland & Knight LLP in Tampa, Florida.

Thomas M. Donegan, Jr.    Mr. Donegan has been our Vice President, Assistant Secretary and Assistant General Counsel since 2000. Before joining us, Mr. Donegan was an associate with the law firm of Smith, Gambrell & Russell, LLP in Atlanta, Georgia.

M. Catherine Wellman.    Ms. Wellman has been our Assistant General Counsel since 2000 and was elected as our Vice President and Assistant Secretary in January 2001. Before joining us, Ms. Wellman was an associate with the law firm of Meier, Lengauer, Bonner, Muszynski & Doyle, P.A. in Orlando, Florida.

Meetings of the Board of Directors and Standing Committees

During 2001, our Board of Directors held four regular meetings and two special telephonic meetings. Each incumbent director serving during 2001 attended at least 75% of the total number of Board meetings, except David H. Hughes, who was absent for one regular meeting and one special meeting. Each incumbent director serving during 2001 attended at least 75% of the total number of meetings of committees of which he or she is a member.

Our Board of Directors has a Compensation Committee, an Audit Committee, and a Nominating Committee. The Compensation Committee currently consists of Samuel P. Bell, III (Chairman), Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes, Toni Jennings, and Jan E. Smith. The Compensation Committee recommends to the Board base salary levels and bonuses for the Chief Executive Officer and approves the guidelines used to determine salary levels and bonuses for our other executive officers. See “Executive Compensation—Board Compensation Committee Report on Executive Compensation.” The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and is responsible for administering our 1990 Employee Stock Purchase Plan, the Stock Performance Plan, and the 2000 Incentive Stock Option Plan. The Compensation Committee met four times in 2001.

The members of the Audit Committee currently are Jan E. Smith (Chairman), David H. Hughes, and Toni Jennings. The duties of the Audit Committee, which met four times during 2001, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with our independent certified public accountants to review the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including our system of internal controls and financial management practices.

Our Nominating Committee was instituted in March 2001 and currently consists of Samuel P. Bell, III (Chairman), Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes, Toni Jennings, and Jan E. Smith. The duties of the Nominating Committee are to nominate persons to stand for election to the Board at our annual shareholders meeting and to recommend nominees to the Board of Directors to fill vacancies on or as additions to the Board. The Committee will consider nominations of persons for election as directors that are submitted in writing by shareholders in accordance with our procedures for shareholder proposals. See “Proposals of Shareholders.” Such suggestions must contain all information with respect to such nominee as required by the federal proxy rules, and must be accompanied by a consent of such nominee to serve as a director, if elected. The Nominating Committee met in January 2002, after which meeting the Committee nominated to the Board those persons named in “Proposal—Election of Directors” below.

Compensation of Directors

During 2001, Directors who are not employees of ours were paid $4,500 for each Board meeting attended in person and $1,500 for each Board meeting attended by telephone. Beginning January 2002, such Directors will be paid $6,000 for each Board meeting attended in person and $1,500 for each Board meeting attended by telephone. Directors receive $1,500 for each committee meeting attended if such meetings occur other than in conjunction with regularly scheduled quarterly Board meetings.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of ours receives separate compensation for services rendered as a director.

Certain Relationships and Related Transactions

Effective as of January 1, 2001, we acquired all of the insurance agency business-related assets of Riedman Corporation (“Riedman”), based in Rochester, New York. As of January 1, 2001, Riedman’s capital stock was owned by John R. Riedman, James R. Riedman and a trust, the equal beneficiaries of which were John R. Riedman’s four children, James R. Riedman, David J. Riedman, Katherine R. Griswold, and Susan R. Holliday. Simultaneously with this transaction, Brown & Brown of Wyoming, Inc. (“Brown & Brown-Wyoming”), one of our wholly-owned subsidiaries, acquired all of the insurance agency business-related assets of Riedman Insurance of Wyoming, Inc. (“Riedman-Wyoming”), a wholly-owned subsidiary of Riedman based in Cheyenne, Wyoming. These acquisitions, recorded using the purchase method of accounting, were made pursuant to an asset purchase agreement among us, Riedman, and Riedman’s shareholders, a purchase agreement between us and Andrew Meloni, a key employee of Riedman, and a general assignment and bill of sale from Riedman-Wyoming to Brown & Brown-Wyoming.

The aggregate consideration for these assets, which is payable in cash in three installments by us and Brown & Brown-Wyoming, was equal to approximately 1.55 times Riedman’s revenues for the year 2000 less certain Riedman debt related to its prior acquisitions, which we assumed. Cory T. Walker, our Vice President, Treasurer and Chief Financial Officer, determined the purchase price of the assets we acquired, based upon the above-described formula. The cash consideration paid by us and Brown & Brown-Wyoming at closing was approximately $61,566,572. Certain of the assets acquired in these transactions were acquired by Riedman within two years prior to the transactions, at an approximate aggregate cost of $12,135,000.

Riedman is the landlord under a lease agreement with us, as tenant, with respect to office space in Rochester, New York that was entered into in connection with the transactions referenced in the preceding paragraph. The lease provides for our payment of annual rent of $300,000 for a term of five years from January 2001. Additionally, we assumed and took assignment of a covenant not to compete owed to Riedman from John R. Riedman’s brother, Frank Riedman. We received a discounted credit toward the asset purchase price for amounts payable to Frank Riedman pursuant to this assumed obligation. We will pay Frank Riedman ten equal quarterly installments of $82,500 which commenced January 2001.

In January 2001, John R. Riedman, Chairman of Riedman, was elected as one of our directors, and also became one of our Executive Vice Presidents and Vice Chairman of Brown & Brown of New York, Inc., one of our subsidiaries. Mr. John Riedman was paid an annual salary of $150,000 in 2001 pursuant to an employment agreement with us that provides for a minimum term of one year, and continues thereafter until terminated in accordance with its terms.

James R. Riedman, President of Riedman, is John R. Riedman’s son and was elected in January 2001 as an Executive Vice President of Brown & Brown of New York, Inc. Mr. James Riedman was paid an annual salary of $150,000 pursuant to an employment agreement with us that provided for a minimum term of four months, and continued thereafter until terminated in accordance with its terms. Mr. James Riedman resigned in June 2001.

As of January 2001, Mr. John Riedman directly owned 25.5% of Riedman’s capital stock, Mr. James Riedman and an unrelated third party each directly owned 1.8% of such stock, and Mr. John Riedman’s children beneficially owned the remainder of such stock through the aforementioned trust. In addition, we received a credit toward the asset purchase price for amounts payable by us for covenants not to compete with terms of five years entered into with Mr. John Riedman and each of his four children. At closing, we paid an aggregate of $1,250,000 split equally among Mr. John Riedman and his four children for such covenants. Additionally, Mr. John Riedman and Mr. James Riedman were each paid $250,000 in 2001 and will each be paid $250,000 annually for the next two years for their respective covenants.

J. Powell Brown, who is the son of J. Hyatt Brown, is employed by us as the profit center manager for the Orlando, Florida retail office and received compensation of $360,277 for services rendered to us in 2001. P. Barrett Brown, who is also the son of J. Hyatt Brown, is employed by Brown & Brown Insurance of Arizona, Inc., one of our subsidiaries, as a producer in that subsidiary’s Phoenix, Arizona retail office, and received compensation of $75,966 for services rendered to that subsidiary in 2001.

Eileen Craig, who is the sister-in-law of Kenneth D. Kirk, was employed in 2001 by Brown & Brown Insurance of Arizona, Inc. as profit center manager for the Tucson, Arizona retail office, and received compensation of $80,350 for services rendered to that subsidiary in 2001. Ms. Craig resigned in January 2002.

Joanne B. Penny, who is the mother of J. Scott Penny, is employed by us as a producer in our Daytona Beach, Florida retail office and received compensation of $168,552 for services rendered in 2001.

For other transactions involving management and us, see “Executive Compensation—Compensation Committee Interlocks and Insider Participation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our outstanding shares of common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports furnished to us and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, we believe that during 2001, our officers, directors and 10% beneficial owners timely complied with all applicable filing requirements, except for David H. Hughes, a director, who was late in filing one Form 4 with respect to one transaction (the subject transaction has since been reported), and C. Roy Bridges, Linda S. Downs, Kenneth D. Kirk, Thomas E. Riley, and Dan W. Williamson, who did not timely file a Form 3 after qualifying in October 2001 as our “executive officers” under the SEC’s rules (Form 5s including the information required on Form 3 have since been filed for each of these individuals). (Mr. Williamson resigned as an “executive officer” in January 2002 but continues to serve as profit center manager of our Toledo, Ohio retail office.)

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by our Chief Executive Officer, and the four other highest paid executive officers in 2001 (the “Named Executive Officers”) for services rendered to us in such capacity for each of the three years, as applicable, in the period ended December 31, 2001:

Summary Compensation Table

	ANNUAL COMPENSATION				LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)(1)	SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPENSATION ($)(2)
J. Hyatt Brown	2001	$529,167	$502,205	—	—	$6,800
Chairman of the Board,	2000	493,835	342,568	—	—	6,800
President & Chief	1999	426,381	292,364	—	—	6,400
Executive Officer
Jim W. Henderson(3)	2001	$346,466	$526,799	$16,118	—	$6,800
Executive Vice President	2000	334,375	325,000	10,306	239,116	6,800
	1999	325,350	254,000	6,900	—	6,400
Thomas E. Riley(4)	2001	$246,270	$510,000	$16,118	—	$6,800
Regional Executive Vice President
Kenneth D. Kirk(5)	2001	$271,687	$404,942	$15,945	—	$6,800
Regional Executive Vice President
C. Roy Bridges(6)	2001	$267,105	$404,966	$13,254	—	$6,800
Regional Executive Vice
President

(1)
Certain of the Named Executive Officers have been granted shares of performance stock under our stock performance plan. For a description of the terms of such grants, the number of shares granted and the value of such shares, see “Executive Compensation—Long-Term Incentive Plans—Awards in Last Fiscal Year,” below. These dollar amounts reflect cash dividends paid to officer-grantees on those granted performance stock shares that have met the first condition for vesting.

(2)	Amounts shown represent our 401(k) plan profit sharing and matching contributions.
(3)
Mr. Henderson was originally granted 59,779 options under our incentive stock option plan, effective April 21, 2000. On August 23, 2000 and November 21, 2001, respectively, we implemented a 2-for-1 stock split, each effected as a stock dividend. Under the incentive stock option plan, the number of shares underlying granted options are automatically adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar event or change in our capital structure. The weighted average exercise price per share for the granted options is $9.67, which represents the closing market price of our common stock on April 20, 2000 of $38.69, after adjustment by our Compensation Committee for the two aforementioned 2-for-1 stock splits.

(4)
By virtue of undertaking policy-making functions, Mr. Riley qualified under applicable securities regulations as a Named Executive Officer in October 2001 and was elected as a Regional Executive Vice President in January 2002.

(5)
By virtue of undertaking policy-making functions, Mr. Kirk qualified under applicable securities regulations as a Named Executive Officer in October 2001 and was elected as a Regional Executive Vice President in January 2002.

(6)
By virtue of undertaking policy-making functions, Mr. Bridges qualified under applicable securities regulations as a Named Executive Officer in October 2001 and was elected as a Regional Executive Vice President in January 2002.

Option Grants in 2001

Grants of stock options under our incentive stock option plan are intended to provide an incentive for key employees to achieve our short- to medium-range performance goals. This is done generally by tying the vesting of granted options to the grantee’s region or profit center achieving compound annual growth in pre-tax earnings in excess of 15% over pre-tax earnings for 1999, the plan’s base year, for the three-year period ending December 31, 2002. The granted options will vest as these performance standards are achieved or on the day prior to the ten-year anniversary date of the grant, whichever is earlier. Vested stock options may be exercised only pursuant to a schedule set forth in each grantee’s agreement with us. The grantee may not sell or transfer any granted stock options.

No stock options were granted to the Named Executive Officers in 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No stock options granted under our incentive stock option plan were exercised during fiscal year 2001. The closing market price of our stock underlying the granted options was $27.30 per share as of December 31, 2001. The resulting difference between the year-end market price and the adjusted exercise price per-share of $9.67 is $17.63 per share. Therefore, the values at fiscal year-end of unexercised in-the-money options granted to the Named Executed Officers are as set forth in the table below:

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT DECEMBER 31, 2001(#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT DECEMBER 31, 2001($)
NAME	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
J. Hyatt Brown	—	—	$—	$—
Jim W. Henderson	10,340	228,776	182,294	4,033,321
Thomas E. Riley	10,340	116,404	182,294	2,052,203
Kenneth D. Kirk	10,340	57,124	182,294	1,007,096
C. Roy Bridges	10,340	185,324	182,294	3,267,262

Long-Term Incentive Plans — Awards in Last Fiscal Year

Grants of stock under our stock performance plan are intended to provide an incentive for key employees to achieve our long-range performance goals, generally by providing incentives to remain with us for a long period after the grant date and by tying the vesting of the grant to appreciation of our stock price. The table below sets forth the number of shares of performance stock granted to the Named Executive Officers in 2001 and the criteria for vesting.

NAME	NUMBER OF SHARES(1)(2)	PERFORMANCE OR OTHER PERIOD UNTIL MATURATION OR PAYOUT(3)
J. Hyatt Brown	—	—
Jim W. Henderson	20,000	15 years
Thomas E. Riley	20,000	15 years
Kenneth D. Kirk	20,000	15 years
C. Roy Bridges	20,000	15 years

(1)
None of the shares of performance stock granted to the Named Executive Officers has fully vested as of the date hereof. In order for the grants described above to fully vest, (i) the grantee would have to remain with us for a period of 15 years from the date of grant (subject to the exceptions set forth in footnote (3) below), and (ii) our stock price would have to appreciate at a specified rate during the five-year period beginning on the grant date. For each 20% increase in our average stock price over a 20 trading day period within such five-year period, dividends will be payable to the grantee on 20% of the shares granted and the grantee will have the power to vote such shares. The grantee will not have any of the other indicia of ownership (e.g., the right to sell or transfer the shares) until such shares are fully vested.

(2)
The dollar value of the respective grants to Messrs. Henderson, Riley, Kirk, and Bridges on April 1, 2001, the date of grant, was $350,000. This value represents the number of shares granted multiplied by the closing market price of our common stock on the New York Stock Exchange on the date of grant, as adjusted for our 2-for-1 common stock split effected November 21, 2001. The aggregate number of shares of performance stock granted to the Named Executive Officers as of December 31, 2001 was 115,300 for Mr. Henderson, 115,300 for Mr. Riley, 114,220 for Mr. Kirk, and 97,400 for Mr. Bridges. The corresponding dollar values of all shares of performance stock granted to the Named Executive Officers as of December 31, 2001 were $3,147,690 for Mr. Henderson, $3,147,690 for Mr. Riley, $3,118,206 for Mr. Kirk, and $2,659,020 for Mr. Bridges.

(3)
If the grantee’s employment with us were to terminate before the end of the 15-year vesting period, such grantee’s interest in his shares would be forfeited unless (i) the grantee has attained age 64, (ii) the grantee’s employment with us terminates as a result of his death or disability, or (iii) the Compensation Committee, in its sole and absolute discretion, waives the conditions of the grant of performance stock.

Employment and Deferred Compensation Agreements

Effective July 29, 1999, J. Hyatt Brown entered into an Employment Agreement that superseded Mr. Brown’s prior agreement with us. The agreement provides that Mr. Brown will serve as Chairman of the Board, President and Chief Executive Officer. The agreement also provides that upon termination of employment, Mr. Brown will not directly or indirectly solicit any of our clients or employees for a period of three years.

The agreement requires us to make a payment to an escrow account upon a Change of Control (as defined in the agreement). If, within three years after the date of such Change of Control, Mr. Brown is terminated or he resigns as a result of certain Adverse Consequences (as defined in the agreement), the amount in the escrow account will be released to Mr. Brown. The amount of the payment will be equal to two times the following amount: three times the sum of Mr. Brown’s annual base salary and most recent annual bonus, multiplied by a factor of one plus the percentage representing the percentage increase, if any, in the price of our common stock between the date of the agreement and the close of business on the first business day following the date the public announcement of the Change of Control is made. Mr. Brown will also be entitled to receive all benefits he enjoyed prior to the Change of Control for a period of three years after the date of termination of his employment.

As defined in the agreement, a “Change of Control” includes the acquisition by certain parties of 30% or more of our outstanding voting securities, certain changes in the composition of the Board of Directors that are not approved by the incumbent Board, and the approval by our shareholders of a plan of liquidation, certain mergers or reorganizations, or the sale of substantially all of our assets. The “Adverse Consequences” described above generally involve our breach of the agreement, a change in the terms of Mr. Brown’s employment, a reduction in our dividend policy, or a diminution in Mr. Brown’s role or responsibilities.

We entered into the agreement with Mr. Brown after determining that it was in our best interests and our shareholders’ best interests to retain his services in the event of a threat or occurrence of a Change of Control and thereafter, without alteration or diminution of his continuing leadership role in determining and implementing our strategic objectives. We also recognized that, unlike our other key personnel who participate in our stock performance plan, Mr. Brown does not participate in that plan and would not enjoy the benefit of the immediate vesting of stock interests granted pursuant to that plan in the event of a Change of Control. Brown & Brown or Mr. Brown may terminate his employment at any time with 30 days’ notice.

Jim W. Henderson, C. Roy Bridges, Linda S. Downs, Kenneth D. Kirk, J. Scott Penny, Thomas E. Riley, Cory T. Walker, Laurel L. Grammig, Thomas M. Donegan, Jr., and M. Catherine Wellman have each entered into standard employment agreements with us. These agreements may be terminated by either party (in the case of Mr. Henderson, Ms. Downs, and Mr. Kirk, upon 30 days’ advance written notice). Compensation under these agreements is at amounts agreed upon between us and the employee from time to time. Additionally, for a period of two years following the termination of employment (three years in the case of Mr. Henderson, Ms. Downs, Mr. Kirk, and Mr. Riley), these agreements prohibit the employee from directly or indirectly soliciting or servicing our clients or employees.

John R. Riedman entered into an Employment Agreement with us, effective January 1, 2001. See “Management—Certain Relationships and Related Transactions.”

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2001 were Samuel P. Bell, III (Chairman), Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes, Toni Jennings and Jan E. Smith.

Samuel P. Bell, III is a partner in the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. and serves as Of Counsel to the law firm of Cobb Cole & Bell. Cobb Cole & Bell performed services for us in 2001 and is expected to continue to perform legal services for us during 2002.

Theodore J. Hoepner is the Vice Chairman of SunTrust Banks, Inc. We have a $50 million line of credit and a $90 million term loan with SunTrust Banks, Inc., as well as an interest rate swap agreement with respect to the prevailing interest rate for our $90 million term loan. We expect to continue to use SunTrust Banks, Inc. during 2002 for some of our cash management requirements. Additionally, SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc., the investment banking subsidiary of SunTrust Banks, Inc., may provide investment banking services to us from time to time. Mr. Brown and Mr. Hughes are each directors of SunTrust Banks, Inc. Ms. Jennings is a director of SunTrust Bank/Central Florida. Mr. Smith is a director of SunTrust Bank/Gulf Coast. For other transactions involving management and us, see “Management—Certain Relationships and Related Transactions.”

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report on Executive Compensation

The Company’s overall compensation philosophy is as follows:

•	Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;

•	Reinforce strategic performance objectives through the use of incentive compensation programs; and

•	Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

Base Compensation.     Salary levels for officers other than the Chief Executive Officer are determined by the Chief Executive Officer each year during the first quarter based upon the qualitative performance of each officer during the previous year and guidelines approved by the Compensation Committee. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally is expected to be approximately 3-5% of the officer’s base salary. Exceptional performance or a change in the officer’s responsibilities may merit a larger increase.

Annual Bonuses.     Bonuses for managers of the Company’s Retail Division profit centers are established by the profit center manager from a bonus pool allocated to that manager’s profit center through a pre-determined formula. For 2001, in each Retail Division profit center, the aggregate annual bonuses to be allocated among the employees of that profit center ranged from 0% to 12% of that profit center’s operating profit before interest, amortization and profit center bonus. The highest bonus percentage level is not met until the profit center’s operating profit percentage is equal to or greater than 28%. Other divisions of the Company have similar objective measures of bonus potential based on achievement of targeted operating or pre-tax goals. The annual bonus for Messrs. Henderson and Riley, who, in addition to other duties, served as the profit center manager during all or part of 2001 for the Daytona Beach and Ft. Lauderdale retail operations, respectively, and for Ms. Downs who, in addition to other duties, served as the profit center manager for the Company’s professional insurance programs, were each established based on a subjective allocation of the aggregate profit center bonus earned by such profit centers.

The bonuses for the executive officers who are not profit center managers are determined by the Chief Executive Officer based primarily on objective criteria, such as a percentage of the officer’s salary, the earnings growth of the Company as a whole, as well as a subjective analysis of the officer’s duties and performance.

Long-Term Compensation.     The Committee may also grant shares of performance stock to officers and other key employees based upon salary levels, sales production levels and performance evaluations. Grants of performance stock were made in 2001 to certain of the Named Executive Officers, as well as to other non-executive employees of the Company. See “Executive Compensation—Long-Term Incentive Plans—Awards in Last Fiscal Year.”

CEO Compensation.     With respect to the salary and bonus of J. Hyatt Brown, the Chairman, President and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts by reference to the general operating performance of the Company. The performance criteria most closely examined by the Committee are improvements in the Company’s earnings per share and net income, as well as the continuing growth of the Company’s business. The Committee also considers salary levels of chief executive officers in companies similar to the Company and makes adjustments believed appropriate based upon the differences in size of the peer companies as compared to the Company. The Committee reports the salary and bonus amounts recommended for the Chief Executive Officer to the full Board of Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

The $502,205 bonus recommended by the Committee and approved by the Board (excluding Mr. Brown) is 47% higher than Mr. Brown’s 2000 bonus. This increase reflects the 47% increase in the Company’s earnings per share over 2000, as originally reported.

The financial performance of the Company during 2001 exceeded the expected budgeted levels, and the Committee took this into consideration in establishing compensation levels.

CO	MPENSATION COMMITTEE

Sam	uel P. Bell, III (Chairman)

Bra	dley Currey, Jr.
Th	eodore J. Hoepner
Da	vid H. Hughes
To	ni Jennings
Jan	E. Smith

Report of the Audit Committee

The Audit Committee of the Board of Directors operates pursuant to an Audit Committee Charter adopted by the Company’s Board of Directors on June 14, 2000. A copy of the Audit Committee Charter is attached as the Appendix to this Proxy Statement.

Each member of the Audit Committee qualifies as “independent” (as that term is defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange).

With respect to the fiscal year ended December 31, 2001, the Audit Committee:

(1)	has reviewed and discussed the Company’s audited financial statements with management;

(2)
has discussed with the independent auditors of the Company the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented; and

(3)
has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions with management and the independent auditors referenced above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AU	DIT COMMITTEE

Jan	E. Smith (Chairman)
Da	vid H. Hughes
To	ni Jennings

INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Representatives of Arthur Andersen LLP, our independent public auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.

We incurred the following fees for services performed by Arthur Andersen LLP for fiscal year 2001:

Audit Fees:

Fees for Arthur Andersen LLP’s audit of our annual financial statements for fiscal year 2001 and its reviews of the financial statements included in our quarterly reports on Form 10-Q during 2001 totaled $185,163, of which an aggregate amount of $176,263 has been billed through March 12, 2002.

Financial Information Systems Design and Implementation Fees:

Arthur Andersen LLP did not render any services related to financial information systems design and implementation during fiscal year 2001.

All Other Fees:

The aggregate fees billed to us by Arthur Andersen LLP for all other services for our fiscal year ended December 31, 2001 were $125,525, which consisted of audit-related fees for assistance in connection with registration statement filings and benefit plan audits.

Our Audit Committee has considered and believes that the provision of such non-audit related services is compatible with maintaining Arthur Andersen LLP’s independence.

PERFORMANCE GRAPH

The following graph is a comparison of five-year cumulative total returns for our common stock as compared with the cumulative total return for the Standard & Poor’s 500 Index, and a group of peer insurance broker and agency companies (Aon Corporation, Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of the companies have been weighted according to their respective stock market capitalizations as of December 31, 1996, for purposes of arriving at a peer group average. The total return calculations are based upon an assumed $100 investment on December 31, 1996, with all dividends reinvested.

We caution that the stock price performance shown in the graph should not be considered indicative of potential future stock price performance.

PROPOSAL — ELECTION OF DIRECTORS

The nine nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Bradley Currey, Jr., Jim W. Henderson, Theodore J. Hoepner, David H. Hughes, Toni Jennings, John R. Riedman and Jan E. Smith. Information concerning each of the nominees is set forth under the caption “Management—Directors and Executive Officers.” All nominees are now members of the Board of Directors. If elected, each of the nominees will serve a one-year term until the next Annual Meeting of Shareholders.

Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by us no later than November 13, 2002 to be included in our proxy statement and form of proxy related to that meeting. Shareholders who intend to present a proposal at the 2003 Annual Meeting without inclusion of such proposal in our proxy materials are required to provide notice of such proposal to us no later than February 4, 2003. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

We will provide to any shareholder, upon the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Any such request should be directed to Brown & Brown, Inc., 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: Corporate Secretary. No charge will be made for copies of such annual report; however, a reasonable charge will be made for copies of the exhibits.

By Order of the Board of Directors

Laurel L. Grammig Secretary
Tampa, Florida
March 18, 2002

APPENDIX

Brown & Brown, Inc.

Audit Committee Charter

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Brown & Brown, Inc. (the “Company”) will have the oversight responsibilities, authority and specific duties as described in this Audit Committee Charter (this “Charter”), such Charter to be effective as of June 14, 2000.

I.    COMPOSITION OF THE COMMITTEE

The Committee will be comprised of three (3) or more nonexecutive directors as determined by the Board. The members of the Committee will meet the independence and financial literacy requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually by the full Board.

II.    RESPONSIBILITIES OF THE COMMITTEE

The Committee will be part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the external auditors, in their capacity as independent public accountants (the “Independent Accountants”), financial management and the Board. The Committee is expected to maintain free and open communications (including private executive sessions at least annually) with the Independent Accountants, and management of the Company. The Committee will make periodic reports to the Board concerning its activities.

While the Committee will have the responsibilities and powers set forth in this Charter, it will not be the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Accountants. Nor will it be the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Accountants or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

III.    AUTHORITY OF THE COMMITTEE

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have direct access to the Independent Accountants and will have the authority to approve the retention of external professionals to render advice and counsel in such matters.

IV.    SPECIFIC DUTIES OF THE COMMITTEE

In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review with the Company’s management, internal audit and Independent Accountants the Company’s accounting and financial reporting controls. Obtain annually in writing from the Independent Accountants their letter as to the adequacy of such controls.

3.
Review with the Company’s management, internal audit and Independent Accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

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4.	Review the scope of internal audit’s work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5.
Review the scope and general extent of the Independent Accountants’ annual audit. The Independent Accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

6.
Obtain from the Independent Accountants, at least annually, a formal written statement delineating all relationships between the Independent Accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Discuss with the Independent Accountants any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountants, and, if appropriate in the Committee’s judgment, recommend that the Board take appropriate action in response to the Independent Accountants’ report to satisfy itself of the Independent Accountants’ independence.

7.	After the completion of the annual audit, review with management and the Independent Accountants the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•
Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Review with the Independent Accountants any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the Independent Accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.

•	If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

8.
After preparation by management and review by the Independent Accountants, review and approve the Audit Committee Report required under SEC rules to be included in the Company’s annual proxy statement. The Charter is to be published as an appendix to the proxy statement every three (3) years.

9.	Recommend to the Board the selection, retention or termination of the Company’s Independent Accountants.

10.
As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee-related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

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BROWN & BROWN, INC.

Annual Meeting of Shareholders
Hilton Daytona Beach Oceanfront Resort
Atlantic Room
2637 S. Atlantic Avenue
Daytona Beach, Florida

Thursday, April 25, 2002
9:00 a.m.

Ú FOLD AND DETACH HERE Ú
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

BROWN & BROWN, INC.

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders to be Held April 25, 2002

The undersigned hereby appoints Laurel L. Grammig and Cory T. Walker and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

A vote FOR the following proposal is recommended by the Board of Directors.

ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

J. Hyatt Brown; Samuel P. Bell, III; Bradley Currey, Jr.; Jim W. Henderson; Theodore J. Hoepner; David H. Hughes; Toni Jennings; John R. Riedman; Jan E. Smith

Ú FOLD AND DETACH HERE Ú
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

I will be attending the Annual Meeting    ☐  Print Name Below

Persons who do not indicate attendance at the Annual Meeting on this proxy card may be required to present proof of stock ownership to attend.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal shown.

Signature:

Signature:

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.